                                                                     Exhibit 3.2
                                                                     -----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            AMERICASDOCTOR.COM, INC.

                         ------------------------------

                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware

          AmericasDoctor.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          "Article First of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          FIRST: The name of the Corporation is AmericasDoctor, Inc."

     SECOND: That the stockholders of the Corporation have approved such amendment by means of written action of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, AmericasDoctor.com, Inc. has caused this Certificate to be duly executed by its President and attested to by its Secretary this 16th day of October, 2001.

                                                   AMERICASDOCTOR.COM, INC.


                                                   By:  /s/ C. Lee Jones
                                                        ------------------------
                                                   C. Lee Jones
                                                   President

ATTEST:


David R. Adamoli
--------------------------------------------
David R. Adamoli
Secretary